UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BIORESTORATIVE THERAPIES, INC.
 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This Schedule 14A contains the following document relating to the 2021 Annual Meeting of Stockholders of BioRestorative Therapies, Inc., a Delaware corporation, to be held on August 17, 2021: Press Release issued on August 11, 2021.

BioRestorative Therapies Discusses Upcoming Annual Meeting of Stockholders

MELVILLE, N.Y., August 11, 2021 (GLOBE NEWSWIRE) — BioRestorative Therapies, Inc. (the “Company” or “BioRestorative”) (OTC: BRTX), a life sciences company focused on stem cell-based therapies, today reminded its stockholders that its annual meeting of stockholders will be held on Tuesday, August 17, 2021 at 10 a.m. EDT.

Lance Alstodt, President and Chief Executive Officer of the Company, stated “At the stockholders meeting, certain proposals, including the approval of our reincorporation from Delaware to Nevada or, in the alternative, the authorization of a reverse split of our common stock will be submitted for a vote of the stockholders. These matters are discussed in the proxy materials mailed or made available to BioRestorative stockholders by Broadridge Financial Solutions.

We cannot complete the reincorporation or reverse split unless the holders of a majority of the outstanding shares of common stock entitled to vote approve the proposal.

If you are a stockholder of record as of June 24, 2021, we ask you to take a moment to vote your shares online at Proxyvote.com

Instructions regarding each method of voting are included in the proxy package or notice you received. If you are a stockholder of record as of June 24, 2021, you may vote your proxy by accessing the Internet link provided in the proxy card, calling the toll-free number specified on the proxy card, signing and returning the proxy card, or attending the annual meeting of stockholders on August 17, 2021 and voting in person. You will need the control number printed on your proxy card to vote online.

If you hold BioRestorative common stock in the name of a broker, bank or nominee, please follow the voting instructions provided by your broker, bank or nominee to ensure that your shares are represented at the annual meeting of stockholders on August 17, 2021. Street name holders may only vote on certain matters at the annual meeting of stockholders, such as the reincorporation, if they have a legal proxy to vote their shares.
We appreciate your continued support.”

About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc. ( www.biorestorative.com ) develops therapeutic products using cell and tissue protocols, primarily involving adult stem cells. Our two core programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

• Disc/Spine Program (brtxDISC ™ ): Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complementary therapeutic to a surgical procedure. The BRTX-100 production process utilizes proprietary technology and involves collecting a patient’s bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient’s damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery. We have received authorization from the Food and Drug Administration to commence a Phase 2 clinical trial using BRTX-100 to treat chronic lower back pain arising from degenerative disc disease.

• Metabolic Program (ThermoStem ® ): We are developing a cell-based therapy candidate to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue (“BAT”). BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes.

Forward-Looking Statements

Certain statements in this communication may constitute forward-looking statements that reflect management’s current views with respect to future events and financial performance. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements include statements regarding the intent, belief or current expectations of us and members of our management team, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on April 30, 2021, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 17, 2021, any of which may cause the Company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in our forward-looking statements. These risks and factors include, by way of example and without limitation:

●	our ability to obtain financing needed to commence and complete our clinical trials;
●	our ability to successfully develop and commercialize BRTX-100, our lead product candidate for the treatment of chronic lumbar disc disease;
●	our ability to retain exclusive rights with regard to our licensed technology;
●	our ability to protect our proprietary rights;
●	our ability to achieve and sustain profitability of the existing lines of business;
●	our ability to attract and retain world-class research and development talent;
●	our ability to attract and retain key science, technology and management personnel and to expand our management team;
●	the accuracy of estimates regarding expenses, future revenue, capital requirements, profitability, and needs for additional financing;
●	business interruptions resulting from geo-political actions, including war and terrorism or disease outbreaks (such as the recent outbreak of COVID-19);
●	our ability to attract and retain customers; and
●	our ability to navigate through the increasingly complex therapeutic regulatory environment.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Readers are urged to carefully review and consider the various disclosures made by us in this communication and in our reports filed with the SEC. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in the future operating results over time, except as required by law. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions.

CONTACT:
Email: ir@biorestorative.com